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                [Letterhead of Brobeck, Phleger & Harrison LLP]

                                                            August 27, 1999

Panolam Industries International, Inc.
20 Progress Drive
Shelton, Connecticut 06484

Ladies and Gentlemen:

  We have acted as counsel to Panolam Industries International, Inc., a Delaware corporation (the "Company"), Panolam Group, Inc., a Delaware corporation ("Panolam"), PII Second, Inc., a Delaware corporation ("PII Second"), and Panolam Industries, Inc., a Delaware corporation ("Panolam U.S."), and, Pioneer Plastics Corporation, a Delaware corporation ("Pioneer"), (Panolam, PII Second, Panolam U.S. and Pioneer are collectively referred to herein as the "Guarantors"), in connection with the offering and issuance by the Company and the Guarantors of $135,000,000 aggregate principal amount of its 11 1/2% Senior Subordinated Notes due 2009 (the "Exchange Notes") and related guarantees of the Guarantors (the "Guarantees"), in exchange for a like amount of 11 1/2% Senior Subordinated Notes due 2009 (the "Old Notes") of the Company, as contemplated by the Prospectus (the "Prospectus") included as part of the Registration Statement on Form S-4 with respect to the Exchange Notes and the Guarantees originally filed with the Securities and Exchange Commission (the "Commission") on May 14, 1999 under the Securities Act of 1933 (the "Securities Act") (such Registration Statement as amended and supplemented, is hereinafter referred to as the "Registration Statement").

  In our capacity as counsel to the Company and the, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

     (i) The Registration Statement and Prospectus contained therein;

    (ii) The Indenture, dated as of February 18, 1999, by and between the Company, the Guarantors and State Street Bank and Trust Company (the "Trustee") (the "Indenture");

   (iii) The Registration Rights Agreement, dated February 18, 1999, by and between the Company, the Guarantors and the Initial Purchasers (as defined therein);

    (iv) The Certificates of Incorporation of the Company and the Guarantors including all amendments thereto, as in effect on the date hereof;

     (v) The Bylaws of the Company and the Guarantors including all amendments thereto, as in effect on the date hereof;

    (vi) Resolutions of the Board of Directors of the Company, adopted at a meeting held on February 18, 1999, authorizing the issuance of the Exchange Notes and certain other actions with regard thereto; and

   (vii) Resolutions of the Board of Directors of each of Panolam, PII Second and Panolam U.S, adopted at a meeting held on February 18, 1999, authorizing the guarantee of the Exchange Notes and certain other actions with regard thereto.

  (viii) Resolutions of the Board of Directors Pioneer, adopted at a meeting held on February 10, 1999, authorizing the guarantee of the Exchange Notes and certain other actions with regard thereto.

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Panolam Industries International, Inc.

August 27, 1999
Page 2

  In addition, we have obtained from public officials, officers and other representatives of the Company and each of the Guarantors, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion letter. In our examination of the documents listed in (i) through (viii) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. Regarding documents executed by parties other than the Company or any of the Guarantors, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder,
(ii) the due authorization, execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.

  This opinion letter relates solely to the laws of the State of New York and the General Corporation Law of the State of Delaware and we express no opinion as to the effect or applicability of the laws of any other jurisdictions.

  Based upon and subject to the foregoing and on our consideration of such other matters of fact and questions of law as we considered relevant in the circumstances, we are of the opinion that:

    1. The Exchange Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors;

    2. When (i) authenticated (in the case of the Exchange Notes) by the Trustee in accordance with the provisions of the Indenture, (ii) duly executed by the Company and each of the Guarantors, respectively and (iii) issued and delivered in exchange for the Old Notes in accordance with the terms of the Exchange Offer (as defined in the Registration Statement), (a) the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (b) the Guarantees will constitute a valid and legally binding obligation of the Guarantors, enforceable against the Guarantors in accordance with its terms.

  To the extent that the obligations of the Company or the Guarantors under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture, (ii) the Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, (iii) the Trustee is in compliance, generally and with respect to acting as Trustee, under the Indenture, with all applicable laws and regulations and (iv) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

  The opinions set forth above are subject to the qualification that the enforceability of the obligations of the Company may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

  You should be aware that under applicable New York law a number of statutory and common law rights and protections exist in favor of guarantors. We express no opinion herein as to the enforceability of any waivers and other provisions of the Guarantees which purport to waive or alter rights provided to the Guarantors by statute or judicial decision.

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Panolam Industries International, Inc.

August 27, 1999
Page 3

  We express no opinion as to the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws).

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

  This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is expressly limited to the matters set forth above and we render no other opinion and express no other belief whether by implication or otherwise, as to any other matters. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

                                          Very truly yours,

                                          Brobeck, Phleger & Harrison llp

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